INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Bond Fund Series:

We consent to the use in this Registration Statement of Oppenheimer
Convertible Securities Fund, a portfolio of the Bond Fund Series, of our report dated January 23, 2003, included in the Statement of Additional
Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement and
"Independent Auditors" appearing in the Statement of Additional Information.

                              /s/KMPG LLP
                              KPMG LLP

Denver, Colorado
February 24, 2003